Exhibit 99.1
DemandTec Announces First Quarter Fiscal Year 2009 Financial Results
SAN CARLOS, Calif. — July 2, 2008 - DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products manufacturers, today announced financial results for the first quarter of fiscal year 2009 ended May 31, 2008.
“We were pleased with the company’s financial performance in the quarter. Revenue and non-GAAP operating profitability were at or above the high end of our guidance and we generated strong cash flow. We continue to execute well against our three point growth strategy, as evidenced by winning new U.S.-based retail customers, as well as signing a retail customer add-on deal and a consumer products manufacturer agreement that are among the largest in DemandTec’s history,” said Dan Fishback, President and Chief Executive Officer of DemandTec.
“We are continuing to invest in our business to expand our product offerings and extend our market leadership position. For example, we recently launched Assortment Optimization as a significant new software service and Funds Tracker as a value-add software service on the DemandTec TradePoint Network™. We also announced a strategic relationship with Precima, Inc., a one-to-one marketing vendor. DemandTec is now the only consumer demand management vendor that offers a comprehensive suite of advanced analytics and optimization services to integrate pricing, promotion, assortment, space planning and loyalty marketing,” added Fishback.
First Quarter Financial Highlights
Revenue: Revenue was $18.1 million in the first quarter of fiscal 2009, up 36% from $13.2 million in the first quarter of fiscal 2008 and 4% from $17.4 million in the fourth quarter of fiscal 2008.
Gross Profit: GAAP gross profit was $12.4 million in the first quarter of fiscal 2009. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of intangibles, was $12.9 million in the first quarter of fiscal 2009, up 41% from the first quarter of fiscal 2008 and representing a non-GAAP gross margin of 71.7%.
GAAP Operating and Net Loss: Loss from operations was $1.5 million in the first quarter of fiscal 2009, compared to a loss from operations of $1.1 million in the first quarter of fiscal 2008. Net loss was $1.0 million, or ($0.04) per share, in the first quarter of fiscal 2009, compared to net loss of $1.2 million, or ($0.19) per share, in the first quarter of fiscal 2008.
Non-GAAP Operating and Net Income/Loss: Non-GAAP income from operations, which excludes $1.8 million in stock-based compensation expense and $241,000 in amortization of intangibles, was $491,000 in the first quarter of fiscal 2009, compared to a non-GAAP operating loss of $471,000 in the first quarter of fiscal 2008. Non-GAAP net income was $996,000, or $0.03 per diluted share, in the first quarter of fiscal 2009, compared to a non-GAAP net loss of $604,000, or ($0.09) per diluted share, in the first quarter of fiscal 2008.
Cash: Cash, cash equivalents and marketable securities at the end of the first quarter totaled $80.4 million, an increase of approximately $4.6 million from the end of fiscal 2008. The increase in cash, cash equivalents and marketable securities was primarily attributable to cash generated from operations in the first quarter. For the first quarter of fiscal 2009, the company generated $4.4 million in cash flow from operations and invested $1.1 million in capital expenditures, resulting in free cash flow of $3.3 million.
Mark Culhane, Chief Financial Officer of DemandTec, stated, “The first quarter was a solid start to the new fiscal year. Our business momentum remains strong and customers are moving forward with new and expanded deals as they realize the strategic value of our solutions in a more challenging macro-economic environment. We are optimistic about our full fiscal year outlook as a result of our strong first quarter results and high level of customer and prospect interest in our solutions.”
Conference Call Information
DemandTec will host a conference call today, July 2, 2008, at 5:00 p.m. ET (2:00 p.m. PT) to discuss the Company’s financial results and financial guidance. To access this call, dial 303-262-2130 with passcode 11115422. A replay of this conference call will be available through July 9, 2008, at 800-405-2236. The replay passcode is 11115422#. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site (www.demandtec.com) and a replay will be archived on the Web site as well.
About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 140 leading retail and consumer products manufacturers such as Advance Auto Parts, Best Buy, Circle K Stores, ConAgra Foods, Delhaize America, Dr Pepper Snapple Group, Giant-Carlisle, H-E-B Grocery Co., Hormel Foods, Monoprix, Safeway, Sara Lee and Tyson Foods. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online on more than one million trade deals. For more information, please visit www.demandtec.com
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s solutions. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of a recession or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K , as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-

GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our first quarter of fiscal year 2009 results, including an estimate of non-GAAP operating income and net earnings per share for the second quarter and full year fiscal 2009 that excludes stock-based compensation expenses and amortization of purchased intangible assets. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
Contact:
Mark Culhane
EVP and CFO
DemandTec, Inc.
(650) 226-4600
Investor Contact:
Michael Kern
ICR
(617) 956-6731
michael.kern@icrinc.com
Media Contact:
Cassandra Moren
DemandTec, Inc.
(650) 226-4690
cassandra.moren@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec Inc. All other trademarks used or mentioned herein are the property of their respective owners.
Source: DemandTec (DMAN)

	DemandTec, Inc.
	Consolidated Balance Sheets
	(in thousands)
	May 31,	February 29,
	2008	2008
Current assets:
Cash and cash equivalents	$46,118	$43,257
Marketable securities	29,406	30,547
Accounts receivable, net of allowances	12,302	18,227
Other current assets	4,199	4,161

Total current assets	92,025	96,192

Marketable securities, noncurrent	4,920	2,085
Property, equipment and leasehold improvements, net	5,545	5,139
Other assets	9,614	10,380

Total assets	$112,104	$113,796

Current liabilities:
Accounts payable and accrued expenses	$7,573	$6,969
Deferred revenue	43,744	44,006
Other current liabilities	463	478

Total current liabilities	51,780	51,453

Deferred revenue, non-current	7,649	11,369
Other long-term liabilities	572	677

Stockholders’ equity:
Common stock	125,565	122,725
Accumulated deficit	(73,462)	(72,428)

Total stockholders’ equity	52,103	50,297

Total liabilities and stockholders’ equity	$112,104	$113,796

	DemandTec, Inc.
	Consolidated Statements of Operations
	(in thousands, except per share data)
	Three Months	Three Months
	Ended May 31,	Ended May 31,
	2008	2007
Revenue	$18,054	$13,248
Cost of revenue	5,655	4,323

Gross profit	12,399	8,925

Operating expenses:
Research and development	6,503	5,072
Sales and marketing	5,172	3,743
General and administrative	2,174	1,129
Amortization of acquired intangible assets	89	91

Total operating expenses	13,938	10,035

Loss from operations	(1,539)	(1,110)
Other income (expense), net	585	(122)

Loss before provision for income taxes	(954)	(1,232)
Provision for income taxes	80	11

Net loss	(1,034)	(1,243)

Net loss per share — basic and diluted	$(0.04)	$(0.19)

Weighted shares used in per share calculation, basic and diluted	26,609	6,504

	DemandTec, Inc.
	Consolidated Statements of Cash Flows
	(in thousands)
	Three Months	Three Months
	Ended May 31,	Ended May 31,
	2008	2007
Operating activities:
Net loss	$(1,034)	$(1,243)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	672	376
Stock-based compensation expense	1,789	396
Amortization of warrants issued in conjunction with debt	—	38
Revaluation of warrants to fair value	—	79
Amortization of acquired intangible assets	241	243
Amortization of financing costs	3	53
Provision for accounts receivable	(30)	(7)
Other	(12)	(2)
Changes in operating assets and liabilities:
Accounts receivable	5,946	1,718
Prepaid expenses and other current assets	70	93
Deferred commissions	173	(401)
Other assets	15	(538)
Accounts payable and accrued expenses	1,125	(1,778)
Accrued compensation	(579)	(530)
Deferred revenue	(3,982)	4,719

Net cash provided by operating activities	4,397	3,216

Investing activities:
Purchases of property, equipment, and leasehold improvements	(1,083)	(1,438)
Purchase of marketable securities	(19,014)	(1,450)
Maturities of marketable securities	17,320	1,793
Change in restricted cash	200	—

Net cash used in investing activities	(2,577)	(1,095)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	1,039	39
Payments on notes payable	(8)	—

Net cash provided by financing activities	1,031	39

Effect of exchange rate changes on cash and cash equivalents	10	15

Net increase in cash and cash equivalents	2,861	2,175
Cash and cash equivalents at beginning of period	43,257	21,036

Cash and cash equivalents at end of period	$46,118	$23,211

Supplemental information:
Cash paid for interest	$—	$302

Cash paid for income taxes	$164	$6

Accretion to redemption value of preferred stock	$—	$8

Conversion of preferred stock to common stock and additional paid-in capital	$—	$1,334

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	Three Months	Three Months
	Ended May 31,	Ended May 31,
	2008	2007
GAAP cost of revenue	$5,655	$4,323
Deduct:
Stock-based compensation	(389)	(99)
Amortization of purchased intangible assets	(152)	(152)

Non-GAAP cost of revenue	$5,114	$4,072

GAAP gross profit	$12,399	$8,925
Add back:
Stock-based compensation	389	99
Amortization of purchased intangible assets	152	152

Non-GAAP gross profit	$12,940	$9,176

GAAP gross margin	68.7%	67.4%
Add back:
Stock-based compensation	2.2%	0.8%
Amortization of purchased intangible assets	0.8%	1.1%

Non-GAAP gross margin	71.7%	69.3%

GAAP research and development expense	$6,503	$5,072
Deduct stock-based compensation	(592)	(71)

Non-GAAP research and development expense	$5,911	$5,001

GAAP sales and marketing expense	$5,172	$3,743
Deduct stock-based compensation	(440)	(89)

Non-GAAP sales and marketing expense	$4,732	$3,654

GAAP general and administrative expense	$2,174	$1,129
Deduct stock-based compensation	(368)	(137)

Non-GAAP general and administrative expense	$1,806	$992

GAAP total operating expense	$13,938	$10,035
Deduct:
Stock-based compensation	(1,400)	(297)
Amortization of purchased intangible assets	(89)	(91)

Non-GAAP total operating expense	$12,449	$9,647

GAAP loss from operations	$(1,539)	$(1,110)
Add back stock-based compensation and amortization of purchased intangible assets	2,030	639

Non-GAAP income (loss) from operations	$491	$(471)

GAAP net loss	$(1,034)	$(1,243)
Add back stock-based compensation and amortization of purchased intangible assets	2,030	639

Non-GAAP net income (loss)	$996	$(604)

GAAP net loss per share, diluted	$(0.04)	$(0.19)
Non-GAAP net income (loss) per share, diluted	$0.03	$(0.09)

GAAP weighted shares outstanding, diluted	26,609	6,504
Add back dilutive effect of common stock equivalents on non-GAAP net income basis	4,710	—

Non-GAAP weighted shares outstanding, diluted	31,319	6,504

GAAP cash flow from operations	$4,397	$3,216
Deduct purchases of property, equipment and leasehold improvements	(1,083)	(1,438)

Non-GAAP free cash flow	$3,314	$1,778

Use of Non-GAAP Financial Measures
The accompanying press release dated July 2, 2008 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss), net income (loss) per share amounts, weighted average shares outstanding and free cash flow.
Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of purchased intangible assets related to our acquisition of TradePoint Solutions, Inc. and (ii) stock-based compensation:
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our acquisition of TradePoint Solutions, Inc. over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from a prior acquisition, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.